Exhibit 99.3

Grant Company, Inc. Audited Consolidated Financial Statements

Grant Company, Inc. Unaudited Condensed Consolidated Financial Statements

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Board of Directors

Grant Company, Inc.

We have audited the accompanying consolidated financial statements of Grant Company, Inc. (a Delaware corporation) and subsidiaries, which comprise the consolidated balance sheets as of December 31, 2013 and 2012, and the related consolidated statements of operations, stockholder’s deficit, and cash flows for the years then ended, and the related notes to the financial statements.

Management’s responsibility for the financial statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Grant Company, Inc. and Subsidiaries as of December 31, 2013 and 2012, and the results of their operations and their cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

/s/ Grant Thornton LLP

Fort Lauderdale, Florida

January 16, 2015

GRANT COMPANY, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

December 31,

	2013	2012
ASSETS
Current assets:
Cash and cash equivalents	$2,852,674	$5,988,983
Accounts receivable, net of allowance for doubtful accounts of $124,036 and $126,495 in 2013 and 2012, respectively	9,109,619	7,528,937
Broadcast rights, current portion	2,386,114	2,921,910
Deferred tax asset	2,187,045	3,982,480
Prepaid expenses and other current assets	1,458,638	391,902

Total current assets	17,994,090	20,814,212
Broadcast rights, net of current portion	4,069,451	1,417,746
Property and equipment, net	6,211,030	7,283,869
Intangible assets	4,396,706	4,396,706
Deferred loan costs, net	987,005	25,000
Goodwill	138,889	138,889
Other assets	25,434	25,434

	$33,822,605	$34,101,856

LIABILITIES AND STOCKHOLDER’S DEFICIT
Current liabilities:
Accounts payable and accrued expenses	$5,597,765	$4,111,047
Broadcast contracts payable, current portion	3,130,826	3,815,959
Deferred tax liability	2,777,930	2,637,252
Current portion of loans payable	1,125,001	22,550,001

Total current liabilities	12,631,522	33,114,259
Broadcast contracts payable, net of current portion	4,561,598	2,996,287
Accrued incentive compensation	3,732,428	8,920,006
Loans payable, net of current portion	17,425,000	—

Total liabilities	38,350,548	45,030,552

Commitments and contingencies	—	—
Stockholder’s deficit:
Common stock, 10,000 shares, $0.01 par value, issued and outstanding at December 31, 2013 and 2012	100	100
Additional paid-in capital	15,207,005	15,207,005
Accumulated deficit	(19,735,048)	(26,135,801)

Total stockholder’s deficit	(4,527,943)	(10,928,696)

	$33,822,605	$34,101,856

The accompanying notes are an integral part of these financial statements.

GRANT COMPANY, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

Years Ended December 31,

	2013	2012
Gross advertising revenue	$46,711,258	$49,819,702
Agency commissions	(4,645,139)	(5,619,849)

Net advertising revenue	42,066,119	44,199,853
Operating expenses:
Amortization of broadcast rights	2,305,266	3,200,563
Other direct operating expenses (exclusive of depreciation and amortization)	18,506,783	12,022,472
Sales, general and administrative	11,949,836	13,168,463
Depreciation	1,382,684	1,392,417
Loss on disposal of assets	—	174,253
Incentive compensation expense	(3,266,486)	4,469,749

	30,878,083	34,427,917

Income from operations	11,188,035	9,771,936
Other income (expense):
Interest expense	(844,022)	(975,436)
Interest income	21	24

	(844,001)	(975,412)

Income before provision for income taxes	10,344,034	8,796,524
Provision for income taxes	3,943,281	3,393,694

Net income	$6,400,753	$5,402,830

The accompanying notes are an integral part of these financial statements.

GRANT COMPANY, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF STOCKHOLDER’S DEFICIT

Years Ended December 31, 2013 and 2012

	Common Stock $.10 Par Value 10,000 Shares Authorized		Additional Paid-In Capital	Accumulated Deficit	Total
	Issued Shares	Amount
Balance at January 1, 2012	10,000	$100	$15,145,673	$(31,538,631)	$(16,392,858)
Stock compensation	—	—	61,332	—	61,332
Net income	—	—	—	5,402,830	5,402,830

Balance at December 31, 2012	10,000	100	15,207,005	(26,135,801)	(10,928,696)
Net income	—	—	—	6,400,753	6,400,753

Balance at December 31, 2013	10,000	$100	$15,207,005	$(19,735,048)	$(4,527,943)

The accompanying notes are an integral part of these financial statements.

GRANT COMPANY, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

Years Ended December 31,

	2013	2012
Cash flows from operating activities:
Net income	$6,400,753	$5,402,830
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	3,687,950	4,592,980
Amortization of deferred loan costs	77,374	83,915
Loss on disposal of assets	—	174,253
Incentive compensation	(3,266,485)	4,469,749
Deferred income taxes	1,795,435	(1,688,702)
Payments for broadcast rights	(3,540,999)	(3,921,335)
Changes in assets and liabilities:
(Increase) decrease in:
Accounts receivable	(1,580,682)	(714,521)
Prepaid expenses and other assets	(189,321)	331,006
Increase (decrease) in:
Accounts payable and accrued expenses	749,982	480,130
Accrued incentive compensation	(1,921,092)	—

Net cash provided by operating activities	2,212,915	9,210,305
Cash flows from investing activities:
Purchases of property and equipment	(309,845)	(687,734)

Net cash used in investing activities	(309,845)	(687,734)
Cash flows from financing activities:
Proceeds from loan	1,094,469	—
Payments on loan	(5,094,469)	(8,000,000)
Deferred loan costs	(1,039,379)	—

Net cash used in financing activities	(5,039,379)	(8,000,000)

Net (decrease) increase in cash and cash equivalents	(3,136,309)	522,571
Cash and cash equivalents:
Beginning of year	5,988,983	5,466,412

End of year	$2,852,674	$5,988,983

Supplemental disclosure of cash flow information:
Cash paid during the year for:
Interest	$865,615	$997,827

Cash paid during the year for:
Taxes	$2,329,135	$4,460,558

Supplemental disclosure of non-cash information:

Gross advertising revenue and operating expenses include charges for advertising time in barter exchange transactions for broadcast rights or trade services. These transactions resulted in approximately $3,477,000 and $3,508,000 in non-cash revenues and $3,472,000 and $3,454,000 in non-cash expenses for the years ended December 31, 2013 and 2012, respectively.

Additions to broadcast asset and liability are approximately $4,421,000 and $1,639,000 for 2013 and 2012, respectively.
The previous credit facility of $17,950,000 was paid off with proceeds from the new credit facility during 2013.

The accompanying notes are an integral part of these financial statements.

GRANT COMPANY, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2013 and 2012

NOTE A — NATURE OF BUSINESS

Grant Company, Inc. (the “Parent Holding Company” or “Company”) was incorporated on June 16, 2006 under the laws of the State of Delaware as a S Corporation. The Parent Holding Company’s owner is the estate of the former owner (the “Estate”). Grant Group, Inc. (the “Parent Company”) was incorporated on December 19, 2006 under the laws of the State of Delaware as a C Corporation. The sole stockholder of the Parent Company is the Parent Holding Company.

Grant Communications, Inc. (‘GC”) was incorporated on January 19, 1988 under the laws of the State of Delaware for the purpose of becoming the management company for the stations. The sole stockholder of GC is the Parent Holding Company.

Grant Broadcasting System II, LLC (“GBSII”) was originally incorporated on October 16, 1992 under the laws of the State of Delaware for the purpose of acquiring and operating television stations. GBSII owns and operates stations WWCW-TV in Lynchburg, Virginia and WFXR-TV in Roanoke, Virginia. The sole member of GBSII is the Parent Company.

Grant Media, LLC (“GMI”) was originally incorporated on July 17, 1995 under the laws of the State of Delaware for the purpose of acquiring and operating television stations. GMI owns and operates stations WLAX in LaCrosse, Wisconsin and WEUX in Chippewa Falls, Wisconsin. During 2005, GMI was reorganized as a limited liability company.

On December 31, 2001, GBSII, GMI (an affiliate under common control with GBSII), and the sole shareholder of GBSII entered an agreement whereby all shares of GMI were exchanged for 25 newly issued shares of GBSII in a non-taxable transaction. On that date, GMI became a wholly owned subsidiary of GBSII. The share exchange was accounted for at historical cost.

During 2007, GBSII was reorganized as a limited liability company and changed its name from Grant Broadcasting Systems II, Inc.

Huntsville Television Acquisition, LLC (“HTAC”) was originally incorporated on May 26, 1989 under the laws of the State of Delaware for the purpose of acquiring and operating television stations. HTAC currently owns and operates stations WZDX-TV and the station WAMY-TV in Huntsville, Alabama. HTAC is a wholly owned subsidiary of Huntsville Television Holdings, LLC (the “Huntsville Holding Company”). The Huntsville Holding Company, through another limited liability corporation, is a wholly owned subsidiary of the Parent Company.

During 2007, HTAC was reorganized as a limited liability company, and changed its name from Huntsville Television Acquisition Corp.

Quad Cities Television Acquisition, LLC (“QC”) was originally incorporated on February 8, 1991 under the laws of the State of Delaware for the purpose of acquiring and operating television stations. QC owns and operates station KLJB-TV in Davenport, Iowa and, through its wholly owned subsidiary, Burlington Television Acquisition, LLC, owns and operates station KGCW in Burlington, Iowa. QC is a wholly owned subsidiary of the Huntsville Holding Company. The Huntsville Holding Company, through another limited liability corporation, is a wholly owned subsidiary of the Parent Company.

During 2007, QC was reorganized as a limited liability company, and changed its name from Quad Cities Television Acquisition Corp.

GRANT COMPANY, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

December 31, 2013 and 2012

NOTE B — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Consolidation

The consolidated financial statements include the accounts of the Company, the Parent Company, GC, GBSII, HTAC and QC (collectively, referred to as the “Company”) and their 100 percent owned subsidiaries. All material intercompany transactions and balances have been eliminated.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Such estimates consist primarily of the allowance for doubtful accounts, incentive compensation, accrued expenses, and the useful lives and valuation of long-lived assets, including property and equipment, broadcast rights and other intangible assets. Actual amounts could differ from those estimates.

Cash and Cash Equivalents

The Company considers cash and cash equivalents as those highly liquid investments with a maturity of three months or less when purchased. These deposits are secured up to FDIC limits.

Broadcast Rights and Broadcast Contracts Payable

Broadcast rights consist of rights to broadcast feature films and syndicated shows and are stated at the lower of cost or estimated net realizable value. The total cost of and obligation for these rights is recorded as an asset and liability, respectively, when the programs become available for broadcast. The Company added approximately $4,421,000 and $1,639,000 in broadcast rights during 2013 and 2012, respectively.

The broadcast rights are amortized on a straight line basis over their respective contractual life of the rights. The broadcast contracts obligations are payable in monthly or quarterly installments over the term of the respective contract.

The Company periodically evaluates the net realizable value of its broadcast rights based on anticipated future usage of broadcasting and the anticipated future ratings and related advertising revenue to be generated on a program by program basis. The Company also evaluates whether future revenues will be sufficient to recover the costs of programs and, if estimated future revenues are insufficient, the Company accrues a loss related to its broadcasting commitments.

The Company recorded impairment charges related to the broadcast rights of approximately $16,000 and $404,000 in 2013 and 2012, respectively. These charges were included within amortization of broadcast rights in the accompanying consolidated statements of operations.

GRANT COMPANY, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

December 31, 2013 and 2012

The estimated costs of recorded broadcast rights to be charged to expense within one year are included in current assets. Included within broadcast contract payable, current portion, on the accompanying balance sheets is an accrual of approximately $745,000 for 2013 payments that were billed and subsequently paid in 2014. The future maturities of broadcast contracts payable at December 31, 2013 are as follows:

Year Ending December 31,	Amount
2014	$3,130,826
2015	1,334,245
2016	1,050,920
2017	935,220
2018	687,353
Thereafter	553,860

$7,692,424

Property and Equipment

Property and equipment are recorded at cost, less accumulated depreciation and amortization. Expenditures for maintenance and repairs are charged to expense as incurred. Costs of major renewals and improvements which extend useful lives are capitalized. Leasehold improvements are amortized over the shorter of the asset’s useful life or the remaining lease term. Depreciation is computed using the straight line method over the following estimated useful lives of the assets:

Estimated Life
Building and towers	20 – 25 years
Broadcasting equipment	5 – 7 years
Computer and office equipment	3 – 5 years

Advertising Costs

The Company expenses the cost of advertising as incurred. Advertising expense was approximately $875,000 and $1,185,000 in 2013 and 2012, respectively, and is reflected as a component of sales, general, and administrative expenses.

Intangible Assets

Intangible assets consist of the Company’s FCC broadcasting license (not subject to amortization) plus legal fees directly related to transferring the license, goodwill (not subject to amortization) and deferred loan costs. The goodwill and indefinite-lived intangible assets impairment model is a two-step process.

First, it requires a comparison of the book value of net assets to the fair value of the related reporting unit that have goodwill assigned to them. If the fair value is determined to be less than book value, a second step is performed to compute the amount of the impairment. In this process, a fair value for the goodwill and intangible assets is estimated, based in part on the fair value of the reporting unit used in the first step, and is compared to its carrying value. The shortfall of the fair value below carrying value represents the amount of impairment. These intangible assets are required to be tested for impairment annually at the same date every year and when an event occurs or circumstances change such that it is reasonably possible that an impairment may exist. The Company’s annual test date is December 31. Pursuant to the impairment tests performed, the Company determined that there were no impairments to its goodwill and licenses as of December 31, 2013 and 2012.

GRANT COMPANY, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

December 31, 2013 and 2012

Deferred Loan Costs

Deferred loan costs consist of fees paid in connection with the origination of notes payable. These costs are capitalized and amortized to interest expense over the term of the related loan utilizing the interest method.

Revenue Recognition

The Company recognizes revenue and the related agency commissions upon the satisfaction of the following: broadcast of contracted advertising time, satisfaction of all contractual obligations, and reasonable assurance of collection of the resulting receivable.

Barter Transactions

The Company barters advertising revenue for certain program material or certain goods or services. All barter transactions are recorded at their estimated fair value, when and if the fair value of the advertising surrendered in the transaction is determinable based on the Company’s own history of receiving cash for transactions of similar size and scope. Barter revenue and expense are recognized when commercials are broadcast and merchandise or services are received or used, respectively. Merchandise or services received prior to the broadcast of the associated commercials are recorded as a liability, and commercials that broadcast prior to receipt of merchandise or services are recorded as a receivable.

Concentrations of Credit Risk

Financial instruments which potentially expose the Company to concentrations of credit risk consist principally of cash and accounts receivables. The Company maintains cash in bank deposit accounts, which at times may exceed federally insured limits. The Company has not experienced any losses in such accounts and believes the risks related to these deposits are minimal. The Company performs an ongoing evaluation of its customers’ credit worthiness and competitive market conditions, and establishes its allowances for doubtful accounts for receivables based upon an assessment of exposures to credit losses at each balance sheet date.

The Company believes its allowances for doubtful accounts are sufficient based on the credit exposures outstanding at December 31, 2013 and 2012. However, if the financial condition of the Company’s customers were to deteriorate, resulting in an impairment of their ability to make payments, additional allowances may be required. The Company periodically reviews the accounts receivable aging for delinquent accounts and all related write offs are charged to the allowance for doubtful accounts.

Long-Lived Assets

The carrying value and estimated lives of long-lived assets are reviewed if facts and circumstances suggest that the carrying value may be impaired or the useful lives may require revision. If this review indicates that the carrying value will not be recoverable, as determined based on the undiscounted cash flows over the remaining amortization period, the Company’s carrying value of the long-lived asset will be reduced by the amount by which the carrying value exceeds the fair value. The Company determined that there was no impairment in its long-lived assets as of December 31, 2013 and 2012.

Income Taxes

Because the Company is a S Corporation and its operating subsidiaries are LLCs, its income is taxed to its shareholders. However, one of the Company’s non-operational subsidiaries is taxed as C Corporations. The Company utilizes the liability method of accounting for deferred income taxes. This method requires

GRANT COMPANY, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

December 31, 2013 and 2012

recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. Deferred tax assets are also established for the future tax benefits of loss and credit carryovers. The liability method of accounting for deferred income taxes requires a valuation allowance against deferred tax assets if, based on the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized.

Shared-Based Compensation

All share based awards are valued at fair value as of the grant date. Compensation expense is recognized on a straight line-basis over the requisite vesting period.

Uncertain Tax Positions

The Company applies the provisions of FASB ASC 740-10, Accounting for Uncertain Tax Positions (“ASC 740-10”). Under these provisions, companies must determine and assess all material positions existing as of the reporting date, including all significant uncertain positions, for all tax years that are open to assessment or challenge under tax statutes. Additionally, those positions that have only timing consequences are analyzed and separated based on ASC 740-10’s recognition and measurement model.

ASC 740-10 provides guidance related to uncertain tax positions for pass-through entities and tax-exempt not-for profit entities. ASC 740-10 also modifies disclosure requirements related to uncertain tax positions for nonpublic entities and provides that all entities are subject to ASC 740-10 even if the only tax position in question is the entity’s status as a pass-through.

As required by the uncertain tax position guidance, the Company recognizes the financial statement benefit of a tax position only after determining that the relevant tax authority would more likely than not sustain the position following an audit. For tax positions meeting the more-likely-than-not threshold, the amount recognized in the financial statements is the largest benefit that has a greater than 50 percent likelihood of being realized upon ultimate settlement with the relevant tax authority. The Company applied the uncertain tax position guidance to all tax positions for which the statute of limitations remained open and determined that there are no uncertain tax positions as of December 31, 2013 and 2012. With few exceptions, the Company is no longer subject to U.S. federal and state income tax examinations by tax authorities for the years before 2010.

The Company’s policy is to record interest and penalties, if any, as a component of sales, general and administrative expenses.

GRANT COMPANY, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

December 31, 2013 and 2012

NOTE C — PROPERTY AND EQUIPMENT, NET

Property and equipment are summarized as follows:

	2013	2012
Land	$488,811	$488,812
Building and towers	4,008,019	3,925,360
Broadcasting equipment	14,996,091	14,841,251
Computer and office equipment	1,759,107	1,659,686
Leasehold improvements	25,355	25,355
Construction in process	7,018	34,092

	21,284,400	20,974,556
Accumulated depreciation and amortization	(15,073,370)	(13,690,687)

	$6,211,030	$7,283,869

Depreciation and amortization expense was approximately $1,383,000 and $1,392,000 for the years ended December 31, 2013 and 2012, respectively.

NOTE D — INTANGIBLE ASSETS

Intangible assets consist of the following:

	2013	2012
FCC broadcasting license	$4,396,706	$4,396,706

NOTE E — DEBT

Credit Facility

As of December 31, 2012, the Parent Company had a Credit Agreement, which was comprised of a term loan of $32,787,500 and a revolving credit facility with a maximum amount available of $7,500,000. Payments were made quarterly commencing on March 31, 2008 and extending through the maturity date of December 31, 2013 at which time all unpaid principal of approximately $22,550,001 was due. As a condition of the term loan, the Parent Company had to meet certain financial covenants, based upon the consolidated financial position and results of operations of GBSII, HTAC, and QC. The Credit Agreement was secured by all assets of the Company.

Borrowings under this agreement provided the option for interest to be paid at the Prime rate of 3.25% plus 1.25% (as of December 31, 2012) or at the LIBOR rate of 0.42% plus 2.75% (as of December 31, 2012). The Company elected the LIBOR rate during 2012. As of December 31, 2012, a total of $7,500,000 was outstanding under the revolving credit facility. As of December 31, 2012, a total of approximately $15,050,001 was outstanding under the term loan.

On August 22, 2013, the Parent Holding Company and Parent Company entered into a new Credit Agreement with a new lender, which was comprised of a term loan of $18,000,000 and a revolving credit facility with a maximum amount available of $2,500,000. Proceeds of the Credit Agreement were used to pay off the previous facility amount outstanding of $17,950,000 plus interest. Payments on the Credit Agreement are made quarterly commencing on September 30, 2013 and extending through the maturity date of August 22, 2018 at which time all unpaid principal is due. As a condition of the term loan, the

GRANT COMPANY, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

December 31, 2013 and 2012

Parent Company must meet certain financial covenants, based upon the consolidated financial position and results of operations of GBSII, HTAC, and QC. The Credit Agreement is secured by all assets of the Company.

Borrowings under this agreement provides the option for interest to be paid at the Prime rate plus the applicable margin of 2.5% or at the LIBOR rate plus the applicable margin of 1.5% (2.74% as of December 31, 2013 for the revolver and 2.89% as of December 31, 2013 for the term loan). The applicable margin is based on the Company’s leverage ratio. The Company elected the 3-month LIBOR rate during 2013 for the revolving credit facility and the 6-month LIBOR during 2013 for the term loan. As of December 31, 2013, a total of $1,000,000 was outstanding under the revolving credit facility. As of December 31, 2013, a total of approximately $17,550,001 was outstanding under the term loan.

Year Ending December 31,	Amount
2014	$1,125,001
2015	1,575,000
2016	1,800,000
2017	1,800,000
2018	12,250,000

$18,550,001

NOTE F — INCENTIVE COMPENSATION PLAN

Under the terms of a Phantom Stock Agreement, the Company has granted performance units to certain key employees representing 8.7%, 8.0%, and 6.8% of the fair market value of HTAC, QC, and GBSII respectively. All performance units are fully vested. The terms of the agreement call for the redemption of the performance units solely in the event of the sale of the Company. Because the Estate and Parent Holding Company entered into a stock purchase agreement on November 6, 2013 to sell the Parent Holding Company, the Board of Directors elected to settle the incentive units granted. Holders of the phantom stock were given the option to receive a payment on December 31, 2013 or on the date of closing. Four individuals elected to be paid out early on December 31, 2013. The remaining five individuals will be paid out at the closing date. As of December 31, 2013, approximately $1,902,000 of phantom stock payments were made.

The Company records incentive compensation as the annual change in the estimated redemption value of the outstanding performance units, based on the minimum value obtained from a formula specified in the agreement. The incentive compensation expense (income) recorded in relation to the Phantom Stock Agreement for the years ended December 31, 2013 and 2012 was approximately ($3,266,000) and $4,408,000, respectively, and is recorded in incentive compensation expense in the accompanying statements of operations. Also included in incentive compensation expense in the accompanying statements of operations for 2012 is stock compensation expense (see Note I).

GRANT COMPANY, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

December 31, 2013 and 2012

NOTE G — COMMITMENTS AND CONTINGENCIES

Leases

The Company has noncancelable operating lease agreements for its broadcasting facilities and equipment. Certain leases contain minimum escalation clauses as well as options to extend the leases for additional years. Rental payments are charged to rent expense on a straight-line basis over the term of the lease. The Company’s future lease commitments under these leases at December 31, 2013 are as follows:

Year Ending December 31,	Amount
2014	$728,105
2015	657,382
2016	590,026
2017	538,248
2018	554,175
Thereafter	7,938,198

$11,006,134

Rent expense recorded in the consolidated financial statements for the years ended December 31, 2013 and 2012 was approximately $840,000 and $819,000, respectively.

Commitments

The Company has noncancelable agreements related to news production for studio time and employees. The Company’s future commitments under these agreements at December 31, 2013 are as follows:

Year Ending December 31,	Amount
2014	$32,592
2015	16,614

$49,206

Broadcast Rights

The Company has signed contracts for broadcast rights for future programs which are not currently available for broadcast. As a result, the asset and associated liability are not recorded in the accompanying consolidated financial statements.

The Company’s future broadcast rights commitments at December 31, 2013 are as follows:

Year Ending December 31,	Amount
2014	$2,902,228
2015	2,244,119
2016	1,906,447
2017	1,537,311
2018	1,220,353
Thereafter	3,342,625

$13,153,083

GRANT COMPANY, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

December 31, 2013 and 2012

Legal Proceedings

The Company is involved in litigation from time to time in the ordinary course of its business. In the opinion of management, based on the advice of counsel, the ultimate resolution of these matters will not have a material adverse effect on the Company’s consolidated financial position, results of operations or cash flows.

NOTE H — RETIREMENT PLAN

The Company participates in a defined contribution plan administered by Grant Communications, Inc. The plan covers all employees who have attained the age of 21 and have completed six months of service with participating employers. The Company may contribute for each participant a matching contribution equal to a percentage of the participant’s elective contributions. The Company provides a matching contribution equal to 100% of each participant’s contribution up to 1% of the participant’s compensation excluding bonuses. For the years ended December 31, 2013 and 2012, the Company contributed approximately $38,000 to the plan.

NOTE I — STOCK COMPENSATION

During April 2007, the CEO and sole shareholder Milton Grant passed away. Accordingly, the shares of the Parent Holding Company are held by the Estate with a personal representative to the Estate overseeing the operations of the Company. Prior to his passing, he included in his will instructions to representatives of his estate to grant, upon his death, shares of non-voting stock of the Parent Holding Company and membership interest of certain subsidiaries to various officers, managers, employees and consultants. Such shares granted for each individual ranged from 1-2% of the total stock and vest from periods ranging from immediately to five years. These shares have yet to be distributed.

The Company recorded stock compensation expense related to these awards of $0 and $61,000 for the years ended December 31, 2013 and 2012, respectively, which is recorded in incentive compensation expense in the accompanying statements of operations. The awards had a fair value of $8,156,000 as of the date of issuance which was calculated using the Company’s fair value as of 2007. Stock compensation expense is being recorded over the vesting period of each stock grant based on the fair value of the shares on the date of grant. The awards were fully vested as of December 31, 2012. The grant date of these shares is April 28, 2007, the date Milton Grant passed away.

NOTE J — INCOME TAXES

The provision (benefit) for income taxes consists of the following:

	2013	2012
Federal:
Current	$1,683,006	$4,447,283
Deferred	1,702,868	(1,603,959)

	3,385,874	2,843,324
State and other:
Current	324,162	635,113
Deferred	233,245	(84,743)

	557,407	550,370

Total	$3,943,281	$3,393,694

GRANT COMPANY, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

December 31, 2013 and 2012

The reconciliation between the actual effective tax rate on continuing operations of 38.12% and 38.58% respectively and the statutory U.S. federal income tax rate of 34% for the years ended December 31, 2013 and 2012 is as follows:

	2013	2012
Income tax expense at statutory rate	$3,503,737	$2,995,948
Effect of state taxes, net of federal tax benefit	447,192	334,433
Permanent items	12,902	9,814
State rate change	(9,155)	—
Others	(11,395)	53,499

	$3,943,281	$3,393,694

Deferred income taxes result from temporary differences between the amount of assets and liabilities recognized for financial reporting and tax purposes. The components of the net deferred income tax asset as of December 31, 2013 and 2012 are as follows:

	2013	2012
Deferred federal and state tax (liabilities) / assets:
Current:
Gain(loss) on dispositions	$(43,889)	$(44,214)
Deferred compensation	—	1,965,533
Other	(11,929)	—
Repair and maintenance	(35,254)	(16,481)
Prepaid assets	(77,718)	(71,486)
Accrued state taxes	13,205	—
Allowance for bad debt	46,795	48,078

Total current	(108,790)	1,881,430
Non-current:
Deferred compensation	1,569,968	1,581,623
Depreciation	(1,092,179)	(1,263,449)
Amortization	(1,516,961)	(1,241,622)
Deferred rent	320,730	284,399
Transaction costs	170,892	—
State net operating loss	65,455	102,847

Total non-current	(482,095)	(536,202)

Net deferred income taxes	$(590,885)	$1,345,228

Total deferred federal and state tax liabilities	$(2,777,930)	$(2,637,252)
Total deferred federal and state tax assets	2,187,045	3,982,480

Net deferred income taxes	$(590,885)	$1,345,228

As of December 31, 2013 and 2012, the Company has no unrecognized tax benefits.

GRANT COMPANY, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

December 31, 2013 and 2012

NOTE K — DEFERRED LOAN COSTS

Deferred loan costs consist of the following:

	2013	2012
Deferred loan costs	$1,064,379	$858,261
Accumulated amortization	(77,374)	(833,261)

	$987,005	$25,000

The Company recorded amortization of deferred loan costs as interest expense of approximately $77,000 and $84,000 for the years ended December 31, 2013 and 2012, respectively.

NOTE L — SALE OF THE COMPANY

On November 6, 2013, the Estate and the Parent Holding Company entered into a stock purchase agreement with Nexstar Broadcasting, Inc. (“Nexstar”) to sell the Parent Holding Company for $87.5 million plus working capital. Nexstar placed $8.5 million in escrow upon signing the agreement. Nexstar was required to apply for approval from the FCC for the sale to close. The closing will occur on the 5th business day following the date that the FCC consent has been granted and has become a Final Order and all other closing conditions have been met. When the FCC consent is granted, unless someone contests the grant, it will become final after the close of business on the 40th day following the release of public notice of the grant. On November 3, 2014 the FCC granted consent, and the sale closed on December 1, 2014.

NOTE M — SUBSEQUENT EVENTS

The Company evaluated its December 31, 2013 financial statements for subsequent events through January 16, 2015, the date the financial statements were available to be issued. The Company is not aware of any subsequent events which would require recognition or disclosure in the financial statements other than the sale of the Company as described in Note L which was completed on December 1, 2014. In November 2014, the Company also distributed approximately $2.6 million to the Estate.

GRANT COMPANY, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

ASSETS
	September 30, 2014	December 31, 2013
	(Unaudited)
Current assets:
Cash and cash equivalents	$3,836,153	$2,852,674
Accounts receivable, net of allowance for doubtful accounts of $162,445 at September 30, 2014 and $124,036 at December 31, 2013	6,688,504	9,109,619
Broadcast rights, current portion	2,582,742	2,386,114
Deferred tax asset	2,187,045	2,187,045
Prepaid expenses and other current assets	663,871	1,458,638

Total current assets	15,958,315	17,994,090

Broadcast rights, net of current portion	4,866,766	4,069,451
Property and equipment, net	5,202,141	6,211,030
Intangible assets	4,396,706	4,396,706
Deferred loan costs, net	831,806	987,005
Goodwill	138,889	138,889
Other assets	25,434	25,434

	$31,420,057	$33,822,605

LIABILITIES AND STOCKHOLDER’S DEFICIT
Current liabilities:
Accounts payable and accrued expenses	$5,524,766	$5,597,765
Broadcast contracts payable, current portion	3,304,153	3,130,826
Deferred tax liability	2,777,930	2,777,930
Current portion of loans payable	1,461,768	1,125,001

Total current liabilities	13,068,617	12,631,522

Broadcast contracts payable, net of current portion	5,220,616	4,561,598
Accrued incentive compensation	3,732,428	3,732,428
Loans payable, net of current portion	10,300,733	17,425,000

Total liabilities	32,322,394	38,350,548

Commitments and contingencies	—	—

Stockholders’ deficit:
Common stock, 10,000 shares, $0.01 par value, issued and outstanding at September 30, 2014 and December 31, 2013	100	100
Additional paid-in capital	15,207,005	15,207,005
Accumulated deficit	(16,109,442)	(19,735,048)

Total stockholder’s deficit	(902,337)	(4,527,943)

	$31,420,057	$33,822,605

The accompanying notes are an integral part of these condensed financial statements.

GRANT COMPANY, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Nine Months Ended September 30,
	2014	2013
Gross advertising revenue	$34,568,470	$33,843,534
Agency commissions	(3,137,016)	(3,364,371)

Net advertising revenue	31,431,454	30,479,163

Operating expenses:
Amortization of broadcast rights	1,730,396	1,697,827
Other direct operating expenses (exclusive of depreciation and amortization)	14,087,791	13,694,335
Sales, general and administrative	8,382,959	8,471,605
Depreciation	1,027,347	1,040,057

	25,228,493	24,903,824

Income from operations	6,202,961	5,575,339

Other income (expense):
Interest expense	(329,636)	(579,149)
Interest income	4	15

	(329,632)	(579,134)

Income before provision for income taxes	5,873,329	4,996,205
Provision for income taxes	2,247,723	1,924,038

Net income	$3,625,606	$3,072,167

The accompanying notes are an integral part of these condensed financial statements.

GRANT COMPANY, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDER’S DEFICIT

Nine Months Ended September 30, 2014 and 2013

(Unaudited)

	Common Stock $.10 Par Value 10,000 Shares Authorized		Additional Paid-In Capital
	Issued Shares	Amount		Accumulated Deficit	Total
Balance at January 1, 2013	10,000	$100	$15,207,005	$(26,135,801)	$(10,928,696)
Net income	—	—	—	3,072,167	3,072,167

Balance at September 30, 2013	10,000	$100	$15,207,005	$(23,063,634)	$(7,856,529)

Balance at January 1, 2014	10,000	$100	$15,207,005	$(19,735,048)	$(4,527,943)
Net income	—	—	—	3,625,606	3,625,606

Balance at September 30, 2014	10,000	$100	$15,207,005	$(16,109,442)	$(902,337)

The accompanying notes are an integral part of these condensed financial statements.

GRANT COMPANY, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Nine Months Ended September 30,
	2014	2013
Cash flows from operating activities:
Net income	$3,625,606	$3,072,167
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	2,757,743	2,737,884
Amortization of deferred loan costs	155,199	44,534
Payments for broadcast rights	(1,891,992)	(2,721,796)
Changes in assets and liabilities:
Decrease (increase) in:
Accounts receivable	2,421,115	(18,272)
Prepaid expenses and other assets	553,927	21,008
Increase (decrease) in:
Accounts payable and accrued expenses	167,841	202,418

Net cash provided by operating activities	7,789,439	3,337,943

Cash flows from investing activities:
Purchases of property and equipment	(18,460)	(251,479)

Net cash used in investing activities	(18,460)	(251,479)

Cash flows from financing activities:
Deferred loan costs	—	(1,039,379)
Payments on loan	(6,787,500)	(4,775,000)

Net cash used in financing activities	(6,787,500)	(5,814,379)

Net increase (decrease) in cash and cash equivalents	983,479	(2,727,915)

Cash and cash equivalents:
Beginning of year	2,852,674	5,988,983

End of year	$3,836,153	$3,261,068

Supplemental disclosure of cash flow information:
Cash paid during the year for:
Interest	$342,684	$643,904

Taxes	$1,693,796	$2,159,719

Supplemental disclosure of non-cash information:

Gross advertising revenue and operating expenses include charges for advertising time in barter exchange transactions for broadcast rights or trade services. These transactions resulted in approximately $2,231,000 and $2,307,000 in non-cash revenues and $2,520,000 and $2,617,000 in non-cash expenses for the periods ended September 30, 2014 and 2013, respectively.

Additions to broadcast asset and liability are approximately $2,724,000 and $4,431,000 for as of September 30, 2014 and 2013, respectively.

The previous credit facility of $17,950,000 was paid off with proceeds from the new credit facility during 2013.

The accompanying notes are an integral part of these condensed financial statements.

GRANT COMPANY, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE A — NATURE OF BUSINESS

Grant Company, Inc. (the “Parent Holding Company” or “Company”) was incorporated on June 16, 2006 under the laws of the State of Delaware as a S Corporation. The Parent Holding Company’s owner is the estate of the former owner (the “Estate”). Grant Group, Inc. (the “Parent Company”) was incorporated on December 19, 2006 under the laws of the State of Delaware as a C Corporation. The sole stockholder of the Parent Company is the Parent Holding Company.

Grant Communications, Inc. (‘GC”) was incorporated on January 19, 1988 under the laws of the State of Delaware for the purpose of becoming the management company for the stations. The sole stockholder of GC is the Parent Holding Company.

Grant Broadcasting System II, LLC (“GBSII”) was originally incorporated on October 16, 1992 under the laws of the State of Delaware for the purpose of acquiring and operating television stations. GBSII owns and operates stations WWCW-TV in Lynchburg, Virginia and WFXR-TV in Roanoke, Virginia. The sole member of GBSII is the Parent Company.

Grant Media, LLC (“GMI”) was originally incorporated on July 17, 1995 under the laws of the State of Delaware for the purpose of acquiring and operating television stations. GMI owns and operates stations WLAX in LaCrosse, Wisconsin and WEUX in Chippewa Falls, Wisconsin. During 2005, GMI was reorganized as a limited liability company.

On December 31, 2001, GBSII, GMI (an affiliate under common control with GBSII), and the sole shareholder of GBSII entered an agreement whereby all shares of GMI were exchanged for 25 newly issued shares of GBSII in a non-taxable transaction. On that date, GMI became a wholly owned subsidiary of GBSII. The share exchange was accounted for at historical cost.

During 2007, GBSII was reorganized as a limited liability company and changed its name from Grant Broadcasting Systems II, Inc.

Huntsville Television Acquisition, LLC (“HTAC”) was originally incorporated on May 26, 1989 under the laws of the State of Delaware for the purpose of acquiring and operating television stations. HTAC currently owns and operates stations WZDX-TV and the station WAMY-TV in Huntsville, Alabama. HTAC is a wholly owned subsidiary of Huntsville Television Holdings, LLC (the “Huntsville Holding Company”). The Huntsville Holding Company, through another limited liability corporation, is a wholly owned subsidiary of the Parent Company.

During 2007, HTAC was reorganized as a limited liability company, and changed its name from Huntsville Television Acquisition Corp.

Quad Cities Television Acquisition, LLC (“QC”) was originally incorporated on February 8, 1991 under the laws of the State of Delaware for the purpose of acquiring and operating television stations. QC owns and operates station KLJB-TV in Davenport, Iowa and, through its wholly owned subsidiary, Burlington Television Acquisition, LLC, owns and operates station KGCW in Burlington, Iowa. QC is a wholly owned subsidiary of the Huntsville Holding Company. The Huntsville Holding Company, through another limited liability corporation, is a wholly owned subsidiary of the Parent Company.

During 2007, QC was reorganized as a limited liability company, and changed its name from Quad Cities Television Acquisition Corp.

GRANT COMPANY, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

NOTE B — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Consolidation

The consolidated financial statements include the accounts of the Company, the Parent Company, GC, GBSII, HTAC and QC (collectively, referred to as the “Company”) and their 100 percent owned subsidiaries. All material intercompany transactions and balances have been eliminated.

Basis of Presentation

The accompanying unaudited condensed consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the rules for interim financial statements. Certain information and footnote disclosures normally included in the financial statements prepared in accordance with GAAP have been condensed or omitted pursuant to such rules. The financial information contained herein is unaudited; however, management believes all adjustments necessary to present fairly the Company’s financial position have been included. The results of operations for the nine month periods ended September 30, 2014 and 2013 are not necessarily indicative of the results that may be expected for the full fiscal year.

The condensed consolidated balance sheet data as of December 31, 2013, was derived from the audited financial statements but does not included all the information and footnotes required by GAAP for complete financial statements. These condensed consolidated financial statements are meant to be, and should be, read in conjunction with the historical financial statements and related footnotes of the Company as of and for the year ended December 31, 2013.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Such estimates consist primarily of the allowance for doubtful accounts, incentive compensation, accrued expenses, and the useful lives and valuation of long-lived assets, including property and equipment, broadcast rights and other intangible assets. Actual amounts could differ from those estimates.

Significant Accounting Policies

During the nine months ended September 30, 2014, there were no material changes in the Company’s significant accounting policies. See Note A to the financial statements for the year ended December 31, 2013 for additional information regarding the Company’s significant accounting policies.

NOTE C — INCENTIVE COMPENSATION PLAN

Under the terms of a Phantom Stock Agreement, the Company has granted performance units to certain key employees representing 8.7%, 8.0%, and 6.8% of the fair market value of HTAC, QC, and GBSII, respectively. All performance units are fully vested. The terms of the agreement call for the redemption of the performance units solely in the event of the sale of the Company. The Company records incentive compensation as the annual change in the estimated redemption value of the outstanding performance units, based on the minimum value obtained from a formula specified in the agreement.

Per the agreement, the calculation is based upon the most recent fiscal year. Therefore, the calculation remains based on December 31, 2013 and 2012, and there is no incentive compensation expense recorded for the nine month periods ending September 30, 2014 or 2013.

GRANT COMPANY, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

NOTE D — SUBSEQUENT EVENTS

On November 6, 2013, the Estate and the Parent Holding Company entered into a stock purchase agreement with Nexstar Broadcasting, Inc. (“Nexstar”) to sell the Parent Holding Company for $87.5 million plus working capital. Nexstar placed $8.5 million in escrow upon signing the agreement. Nexstar was required to apply for approval from the FCC for the sale to close. The closing will occur on the 5th business day following the date that the FCC consent has been granted and has become a Final Order and all other closing conditions have been met. When the FCC consent is granted, unless someone contests the grant, it will become final after the close of business on the 40th day following the release of public notice of the grant. On November 3, 2014 the FCC granted consent, and the sale closed on December 1, 2014.

The Company evaluated its September 30, 2014 financial statements for subsequent events through January 16, 2015, the date the financial statements were available to be issued. The Company is not aware of any subsequent events which would require recognition or disclosure in the financial statements other than the sale of the Company which was completed on December 1, 2014. In November 2014, the Company also distributed approximately $2.6 million to the Estate.